Exhibit 4.2

KINDER MORGAN, INC.
OFFICERS’ CERTIFICATE
PURSUANT TO SECTION 301 OF INDENTURE
Each of the undersigned, Anthony Ashley and Kimberly Dang, the Vice President and Treasurer and the Vice President and Chief Financial Officer, respectively, of Kinder Morgan, Inc., a Delaware corporation (the “Corporation”), does hereby establish the terms of a series of senior debt Securities of the Corporation under the Indenture relating to senior debt Securities, dated as of March 1, 2012 (the “Indenture”), between the Corporation and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to resolutions adopted by the Board of Directors of the Corporation, or a committee thereof, on July 19, 2017 and August 3, 2017 and in accordance with Section 301 of the Indenture, as follows:
1.The title of the Securities shall be “Floating Rate Senior Notes due 2023” (the “Notes”);
2.    The aggregate principal amount of the Notes that initially may be authenticated and delivered under the Indenture shall be limited to a maximum of $250,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to the terms of the Indenture, and except that any additional principal amount of the Notes may be issued in the future without the consent of Holders of the Notes so long as such additional principal amount of Notes are authenticated as required by the Indenture;
3.    The Notes shall be issued on August 10, 2017; the principal of the Notes shall be payable on January 15, 2023; and the Notes will not be entitled to the benefit of a sinking fund;
4.    The Notes shall bear interest for each Interest Period at a rate per annum calculated by the trustee, as calculation agent (the “Calculation Agent”), subject to the maximum interest rate permitted by New York or other applicable state law (as such law may be modified by United States law of general application). The per annum rate at which interest on the Notes shall accrue and be payable during a particular Interest Period shall be equal to three-month LIBOR for U.S. dollars, determined on the Interest Determination Date for such Interest Period, plus 1.28%, which interest shall accrue from August 10, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, which dates shall be January 15, April 15, July 15 and October 15 of each year, and such interest shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing October 15, 2017, to holders of record at the close of business on the immediately preceding January 1, April 1, July 1 or October 1, respectively (regardless of whether such date is a Business Day). Interest payable on the Notes shall be calculated on the actual number of calendar days in the calculation period divided by 360.
“Interest Determination Date” means, with respect to any Interest Period, the second London Business Day immediately preceding such Interest Period.
“Interest Period” means the period beginning on, and including, an Interest Payment Date for the Notes (or, with respect to the initial Interest Period only, beginning on the Issue Date for the

Exhibit 4.2

Notes) and ending on, but excluding, the following Interest Payment Date or the Stated Maturity, as the case may be, for the Notes.
“London Business Day” means a day on which commercial banks are open for general business (including dealings in U.S. dollars) in London.
“three-month LIBOR”, for any Interest Determination Date and with respect to any Interest Period, will be the offered rate (expressed as a percentage per annum) for deposits in the London interbank market in U.S. dollars having an index maturity of three months, as such rate appears on the Reuters Page LIBOR01 as of approximately 11:00 a.m., London time, on such Interest Determination Date. If, on an Interest Determination Date, such rate does not appear on Reuters Page LIBOR01 as of 11:00 a.m., London time, or if Reuters Page LIBOR01 is not available on such date, the Calculation Agent will obtain such rate from Bloomberg L.P.’s page “BBAM” (or such other page as may replace the BBAM page on that service (or any successor service)). With respect to an Interest Determination Date on which no rate appears on either the Reuters Page LIBOR01 or Bloomberg L.P. page BBAM as of approximately 11:00 a.m., London time, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Corporation, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the first day of the applicable Interest Period to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then three-month LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then three-month LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on the Interest Determination Date by up to three major banks in The City of New York, as selected by the Corporation, for loans in U.S. dollars to leading European banks having an index maturity of three months and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided that if fewer than two quotations are so provided, then three-month LIBOR on the Interest Determination Date will be equal to the three-month LIBOR in effect with respect to the immediately preceding Interest Period.
“Reuters Page LIBOR01” means the display designated on page LIBOR01 by Reuters Group plc (or such other page as may replace the LIBOR01 page on that service (or any successor service) or such other service as may be nominated by the ICE Benchmark Administration Ltd. (or such other entity assuming the responsibility from it for calculating London interbank offered rates for U.S. dollar deposits) for the purpose of displaying London interbank offered rates for U.S. dollar deposits).
The amount of interest for each day that the Notes are outstanding (the “daily interest amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Notes. The amount of interest to be paid on the Notes for any Interest Period will be calculated by adding the daily interest amounts for each day in such Interest Period.

Exhibit 4.2

The interest rate and amount of interest to be paid on the Notes for each Interest Period shall be calculated by the Calculation Agent. All calculations made by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Corporation and the Holders of the Notes. So long as three-month LIBOR is required to be determined with respect to the Notes, there will at all times be a Calculation Agent. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail duly to establish three-month LIBOR for any Interest Period, or that the Corporation proposes to remove such Calculation Agent, the Corporation shall appoint itself or another person that is a bank, trust company, investment banking firm or other financial institution to act as the Calculation Agent.
All percentages resulting from any calculation of the interest rate on the Notes shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upward);
5.    The principal of, and premium, if any, and interest on, the Notes shall be payable at the office or agency of the Corporation maintained for that purpose in the Borough of Manhattan, New York, New York; provided, however, that at the option of the Corporation, payment of interest may be made from such office in the Borough of Manhattan, New York, New York by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. If at any time there shall be no such office or agency in the Borough of Manhattan, New York, New York, where the Notes may be presented or surrendered for payment, the Corporation shall forthwith designate and maintain such an office or agency in the Borough of Manhattan, New York, New York, in order that the Notes shall at all times be payable in the Borough of Manhattan, New York, New York. The Corporation hereby initially designates the Corporate Trust Office of the Trustee in the Borough of Manhattan, New York, New York, as one such office or agency;
6.    U.S. Bank National Association is appointed as the Trustee for the Notes, and U.S. Bank National Association, and any other banking institution hereafter selected by the officers of the Corporation, are appointed agents of the Corporation (a) where the Notes may be presented for registration of transfer or exchange, (b) where notices and demands to or upon the Corporation in respect of the Notes or the Indenture may be made or served and (c) where the Notes may be presented for payment of principal and interest;
7.    The Notes shall not be redeemable at the Corporation’s option.
8.    Payment of principal of, and interest on, the Notes shall be without deduction for taxes, assessments or governmental charges paid by Holders of the Notes;
9.    The Notes are approved in the form attached hereto as Exhibit A and shall be issued upon original issuance in whole in the form of one or more book-entry Global Securities, and the Depositary shall be The Depository Trust Company; and

Exhibit 4.2

10.    The Notes shall be entitled to the benefits of the Indenture, including the covenants and agreements of the Corporation set forth therein, except to the extent expressly otherwise provided herein or in the Notes.
Any initially capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.

Exhibit 4.2

IN WITNESS WHEREOF, each of the undersigned has hereunto signed his or her name this 10th day of August, 2017.

/s/ Anthony Ashley
Anthony Ashley
Vice President and Treasurer

/s/ Kimberly Dang
Kimberly Dang
Vice President and Chief Financial Officer

Exhibit 4.2

EXHIBIT A
[FORM OF GLOBAL NOTE]
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
KINDER MORGAN, INC.

NO. [__] CUSIP No. 49456BAN1	FLOATING RATE SENIOR NOTE DUE 2023	U.S.$[________]

KINDER MORGAN, INC., a Delaware corporation (herein called the “Corporation,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [________] United States Dollars (U.S.$ [________]) on January 15, 2023, and to pay interest thereon from August 10, 2017, or from the most recent Interest Payment Date to which interest has been paid, quarterly in arrears on January 15, April 15, July 15 and October 15 in each year, commencing October 15, 2017 at the rate per annum calculated by the trustee, as calculation agent (the “Calculation Agent”), subject to the maximum interest rate permitted by New York or other applicable state law (as such law may be modified by United States law of general application). The per annum rate at which interest on the Securities shall accrue and be payable during a particular Interest Period shall be equal to three-month LIBOR for U.S. dollars, determined on the Interest Determination Date for such Interest Period, plus 1.28% (or 128 basis points).

Exhibit 4.2

“Interest Determination Date” means, with respect to any Interest Period, the second London Business Day immediately preceding such Interest Period.
“Interest Period” means the period beginning on, and including, an Interest Payment Date for the Securities (or, with respect to the initial Interest Period only, beginning on the Issue Date for the Securities) and ending on, but excluding, the following Interest Payment Date or the Stated Maturity, as the case may be, for the Securities.
“London Business Day” means a day on which commercial banks are open for general business (including dealings in U.S. dollars) in London.
“three-month LIBOR”, for any Interest Determination Date and with respect to any Interest Period, will be the offered rate (expressed as a percentage per annum) for deposits in the London interbank market in U.S. dollars having an index maturity of three months, as such rate appears on the Reuters Page LIBOR01 as of approximately 11:00 a.m., London time, on such Interest Determination Date. If, on an Interest Determination Date, such rate does not appear on Reuters Page LIBOR01 as of 11:00 a.m., London time, or if Reuters Page LIBOR01 is not available on such date, the Calculation Agent will obtain such rate from Bloomberg L.P.’s page “BBAM” (or such other page as may replace the BBAM page on that service (or any successor service)). With respect to an Interest Determination Date on which no rate appears on either the Reuters Page LIBOR01 or Bloomberg L.P. page BBAM as of approximately 11:00 a.m., London time, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Corporation, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the first day of the applicable Interest Period to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then three-month LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then three-month LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on the Interest Determination Date by up to three major banks in The City of New York, as selected by the Corporation, for loans in U.S. dollars to leading European banks having an index maturity of three months and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided that if fewer than two quotations are so provided, then three-month LIBOR on the Interest Determination Date will be equal to the three-month LIBOR in effect with respect to the immediately preceding Interest Period.
“Reuters Page LIBOR01” means the display designated on page LIBOR01 by Reuters Group plc (or such other page as may replace the LIBOR01 page on that service (or any successor service) or such other service as may be nominated by the ICE Benchmark Administration Ltd. (or such other entity assuming the responsibility from it for calculating London interbank offered rates for U.S. dollar deposits) for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

Exhibit A - 2

Exhibit 4.2

The amount of interest for each day that the Securities are outstanding (the “daily interest amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Securities. The amount of interest to be paid on the Securities for any Interest Period will be calculated by adding the daily interest amounts for each day in such Interest Period.
The interest rate and amount of interest to be paid on the Securities for each Interest Period shall be calculated by the Calculation Agent. All calculations made by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Corporation and the Holders of the Securities. So long as three-month LIBOR is required to be determined with respect to the Securities, there will at all times be a Calculation Agent. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail duly to establish three-month LIBOR for any Interest Period, or that the Corporation proposes to remove such Calculation Agent, the Corporation shall appoint itself or another person that is a bank, trust company, investment banking firm or other financial institution to act as the Calculation Agent.
All percentages resulting from any calculation of the interest rate on the Securities shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on the Securities will be rounded to the nearest cent (with one-half cent being rounded upward)
Interest payable on the Securities shall be calculated on the actual number of calendar days in the calculation period divided by 360. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean, when used with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law, executive order or regulation to close. The interest so payable, and punctually paid, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1, April 1, July 1 or October 1 (regardless of whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice

Exhibit A - 3

Exhibit 4.2

as may be required by such exchange or automated quotation system, all as more fully provided in such Indenture.
The principal of (and premium, if any) and interest on, this Security shall be payable at the office or agency of the Corporation maintained for that purpose in the Borough of Manhattan, New York, New York; provided, however, that at the option of the Corporation, payment of interest may be made from such office in the Borough of Manhattan, New York, New York by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. If at any time there shall be no such office or agency in the Borough of Manhattan, New York, New York where this Security may be presented or surrendered for payment, the Corporation shall forthwith designate and maintain such an office or agency in the Borough of Manhattan, New York, New York, in order that this Security shall at all times be payable in the Borough of Manhattan, New York, New York. The Corporation hereby initially designates the Corporate Trust Office of the Trustee in the Borough of Manhattan, New York, New York, as one such office or agency.
Payment of the principal of (and premium, if any) and any such interest on this Security will be made by transfer of immediately available funds to a bank account designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A - 4

Exhibit 4.2

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.
Dated: [________][__], [___]
KINDER MORGAN, INC.,

By:
Anthony Ashley
Vice President and Treasurer
This is one of the Securities designated therein referred to in the within-mentioned Indenture.
U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By:
Authorized Signatory

Exhibit 4.2

This Security is one of a duly authorized issue of securities of the Corporation (the “Securities”), issued and to be issued in one or more series under an Indenture dated as of March 1, 2012 relating to senior debt Securities (the “Indenture”), between the Corporation and U.S. Bank National Association, as trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture, all indentures supplemental thereto and the Officers’ Certificate pursuant to Section 301 of the Indenture, dated August 10, 2017, relating to the Securities reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of the series designated on the face hereof, originally issued in book-entry only form in the aggregate principal amount of $[________]. This series of Securities may be reopened for issuances of additional Securities without the consent of Holders.
This Security is not redeemable at the Corporation’s option.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of, and any premium and accrued but unpaid interest on, the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Corporation and the Trustee with the consent of not less than the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in principal amount of Securities of any series then Outstanding to waive past defaults under the Indenture with respect to such series and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at

Exhibit A - 6

Exhibit 4.2

the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 90 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall, without the consent of the Holder, alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.
This Security shall be entitled to the benefits of the Indenture, including the covenants and agreements of the Corporation set forth therein, except to the extent expressly otherwise set forth herein.
This Global Security or portion hereof may not be exchanged for Definitive Securities of this series except in the limited circumstances provided in the Indenture.
The Holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.
The Securities of this series are issuable only in registered form without coupons in denominations of U.S. $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.
Obligations of the Corporation under the Indenture and the Securities thereunder, including this Security, are non-recourse to the Corporation’s Affiliates, and payable only out of cash flow and assets of the Corporation. The Trustee, and each Holder of a Security by its acceptance hereof, will be deemed to have agreed in the Indenture that (1) none of the Corporation’s Affiliates, nor their respective assets, shall be liable for any of the obligations of the Corporation under the Indenture or such Securities, including this Security, and (2) no director, officer, employee, agent or

Exhibit A - 7

Exhibit 4.2

shareholder, as such, of the Corporation, the Trustee or any of their respective Affiliates shall have any personal liability in respect of the obligations of the Corporation under the Indenture or such Securities by reason of his, her or its status.
The Indenture contains provisions that relieve the Corporation from the obligation to comply with certain restrictive covenants in the Indenture and for satisfaction and discharge at any time of the entire indebtedness upon compliance by the Corporation with certain conditions set forth in the Indenture.
This Security shall be governed by and construed in accordance with the laws of the State of New York.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Exhibit A - 8